Exhibit 10.5

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS

(454.31 Acres +/- in Village 2 of Tule Springs)

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "**Amendment**") is made and entered into as of June 21, 2024 (the "**Amendment Effective Date**"), by and among PACIFIC OAK SOR TULE SPRINGS OWNER TRS, LLC, a Delaware limited liability company ("**Parcel 2.09A Seller**"), and Pacific Oak SOR Tule Springs Village 2 Parcels Owner, LLC, a Delaware limited liability company ("**Remainder Seller**", and together with Parcel 2.09A Seller, individually or collectively as context requires, "**Seller**"), and KB HOME LAS VEGAS INC., a Nevada corporation ("**KB Home**" or "**Buyer**"), with respect to the transactions contemplated by this Amendment.

RECITALS

A. Seller, KB Home and Tri Pointe Homes Nevada, Inc., a Nevada corporation ("**Tri Pointe**") entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of March 10, 2024 (the "**Original Purchase Agreement**"), as amended by that certain First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions dated June 17, 2024 (the "**First Amendment**," and together with the Original Purchase Agreement, collectively, the "**Purchase Agreement**"). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement.

B. Following execution of the First Amendment, Tri Pointe withdrew from the transaction and assigned all of its rights as "Buyer" under the Purchase Agreement to KB Home pursuant to that certain Buyer Party Assignment and Termination dated as of June 21, 2024, in accordance with Section 14.7 of the Purchase Agreement (the "**Tri Pointe Assignment and Termination**").

C. In connection with the Tri Pointe Assignment and Termination, KB Home intends to continue to pursue the transaction contemplated by the Purchase Agreement as the sole Buyer but needs additional time for due diligence as a result of Tri Pointe's withdrawal.

D. Seller and Buyer desire to modify the terms of the Purchase Agreement as more particularly set forth in this Amendment.

AGREEMENTS

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Buyer hereby agree as follows:

1. **Recitals**. The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.

2. **KB Home as Sole Buyer**. For all purposes under the Purchase Agreement, KB Home shall be the "Buyer" and Tri Pointe shall not be a party to, have any interest in, or be a third party beneficiary of, the Purchase Agreement. All references in the Purchase Agreement to "Tri

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Pointe" shall be deleted and otherwise construed to mean that the applicable provision shall only apply to KB Home as "Buyer." Specifically, Seller and Buyer agree that:

a. Section 14.4 (Notices) of the Original Purchase Agreement is modified to delete the Tri Pointe notice parties. Notices to or from "Buyer" need only be sent to or from KB Home in accordance with Section 14.4 of the Original Purchase Agreement.

b. Section 14.7 (Successors and Assigns) of the Original Purchase Agreement is hereby modified to delete all references to "Tri Pointe" so that Section 14.7 of the Original Purchase Agreement shall only apply to KB Home and, specifically, clause (d) thereof is deleted in its entirety.

c. Section 14.22 (Joint and Several Liability) of the Original Purchase Agreement is hereby deleted in its entirety.

3. **Extension of Due Diligence**. Notwithstanding anything to the contrary in the Purchase Agreement, Buyer and Seller agree that the existing Due Diligence Period (and Due Diligence Termination Date) is hereby extended to the earlier of: (i) Friday, August 16, 2024; or (ii) the "Participant Commitment Date" (as defined below). The "**Participant Commitment Date**" shall mean the date on which Buyer notifies Seller in writing that Buyer has received written commitments in form and substance acceptable to Buyer from one or more third parties to acquire from Buyer at least 40% of developable areas within the Property, as a whole, whether such areas to be acquired from Buyer are in the form of "finished lots" or a "super pad" parcels, or a combination of both. Buyer shall notify Seller within two (2) business days of Buyer's receipt of such acceptable written commitments. For avoidance of doubt, the one-time right of Buyer set forth in Section 3.3 of the Purchase Agreement to extend the Due Diligence Period for 30-days with the payment of a $100,000 Extension Fee is hereby deleted.

4. **Additional Deposit**. Notwithstanding anything to the contrary in the Purchase Agreement, including without limitation Section 2.3.1 of the Original Purchase Agreement, Buyer shall fund the Additional Deposit into Escrow in two installments as follows: (i) within three (3) Business Days of the Amendment Effective Date (the "**Partial Additional Deposit Due Date**"), Buyer shall deposit Five Hundred Thousand and No/100ths Dollars ($500,000.00) of the Additional Deposit into Escrow; and (ii) on the date that Buyer Delivers its Approval Notice, Buyer shall deposit the remaining Seven Million Five Hundred Thousand and No/100ths Dollars ($7,500,000.00) of the Additional Deposit into Escrow. In addition, Buyer agrees that $100,000 of the Initial Deposit is hereby non-refundable to Buyer, except in the event the Purchase Agreement is terminated due to a default by Seller, at which time the full amount of the Deposit would be refunded to Buyer and Seller would not receive the $100,000.

5. **Schedule 6.9.2 (Phase 4 Infrastructure Escrow Amount)**. Pursuant to Section 6.9.3 of the Original Purchase Agreement, Buyer and Seller hereby agree that the Phase 4 Infrastructure Escrow Amount is $3,745,579.86, which amount is has been mutually agreed upon by Seller and Buyer pursuant to the Phase 4 Infrastructure Budget approved by the parties hereto and attached as Schedule 6.9.2 hereto and made a part hereof.

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6. **Miscellaneous**. Except as specifically amended hereby, the Purchase Agreement shall remain and continue in full force and effect. This Amendment may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. To facilitate execution of this Amendment, the parties may execute and exchange by telephone facsimile or by electronic mail in a "PDF" format counterparts of the signature pages. This Amendment may be signed by either Party by electronic signature using Authentisign, DocuSign or similar technology provided that the Party using such technology must submit an original, handwritten signature to the other Party promptly upon request.

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IN WITNESS WHEREOF, the undersigned parties have executed this Amendment to be effective as of the Amendment Effective Date.

SELLER:

PACIFIC OAK SOR TULE SPRINGS OWNER TRS, LLC,
PACIFIC OAK SOR TULE SPRINGS VILLAGE 2 PARCELS OWNER, LLC,
each, a Delaware limited liability company

By: ______________________
Name: Brian Ragsdale
Title: President

(Signatures continue on following page.)

(Signature Page to Second Amendment to Purchase and Sale Agreement and Joint Escrow Instructions - Village 2)